Exhibit 99.2

Shenandoah Telecommunications Company
Annual Meeting of Shareholders, April 19, 2016

President’s Report – Christopher French

Before we get into our presentations and a review of our financial results, we have disclosures to make regarding forward-looking statements and our use of non-GAAP financial measures.  [Slide 3]  The first slide discloses that our presentations include “forward-looking statements” in accordance with the rules of the Securities and Exchange Commission, and they may contain our current expectations of future events.  The second slide [Slide 4] points out that some of the performance metrics we discuss are not determined in accordance with generally accepted accounting principles, or GAAP, but they are commonly used in our industry and we believe they can provide relevant and useful information regarding our Company’s performance.

2015 was another great year for Shenandoah Telecommunications.  The positive momentum which started a few years ago continued, and allowed us to reach new records for financial performance.  Our strong performance has us well positioned for our acquisition of nTelos and the significant expansion of your company.

[Slide 5] Here are a couple financial highlights for 2015.  Revenues for the year were $342.5 million, an increase of $15.5 million or 4.8 percent over 2014.  Revenue growth outpaced the $3.4 million increase in operating expenses, resulting in a $12.1 million, or 19.6 percent increase in operating income, primarily due to the improved performance of our cable segment.  Net income for the year was $40.9 million, an increase of 20.6 percent over 2014.

As you know, the Board of Directors declared a two-for-one stock split which was effective for shareholders of record as of December 31, 2015.  The two-for-one stock split resulted in shareholders receiving one additional share for every one share held on the record date.  As a result of the Board’s action, at year end the Company had approximately 48.5 million shares outstanding, out of an authorized total of ninety-six million.  After giving effect to the split, fully-diluted earnings per share for 2015 were eighty-three cents, an increase of thirteen cents, or 18.6 percent, over the prior year.

To give you [Slide 6] a longer-term perspective, over the past five years our diluted earnings per share have grown at a very solid, compounded annual growth rate of almost seventeen percent.

The Board of Directors declared a cash dividend [Slide 7] of forty-eight cents per share, which is twenty-four cents per share after the stock split.  This was a 2.1 percent increase over the dividend paid in 2014, and represents the fifty-sixth year of continuous dividend payments since the Company paid its first dividend in 1960.

We ended the year with an exceedingly strong balance sheet.  [Slide 8] Total assets were almost $629 million, and total debt was just over $201 million, which gives a debt-to-assets ratio of thirty-two percent.  Both sides of our balance sheet will increase significantly once the nTelos acquisition closes, and Adele will give you a better perspective of that during her remarks.

All three of our operating segments [Slide 9] (Wireless, Wireline and Cable) improved their operating performance in 2015, and each contributed to our record financial results.  All three segments posted increases in operating income, with our Cable segment providing the largest improvement of $10.6 million and also achieving positive operating income.  The improvement in our Cable segment’s performance resulted from growth in our customer base, customers selecting higher-speed data packages, and achieving economies of scale from our past investments.  We continued [Slide 10] to experience an expected decline in video subscribers, but this loss was more than offset by increases in data and voice customers.  With over sixty percent of what we collect from customers going for programming content, video is a lower-margin service than both data and voice, and the contribution from the increase in the number of those higher-margin services more than offset the decline of lower-margin video customers.

Battles with programmers continued in 2015, for Shentel and other video distributers.  After months of attempting to reach an acceptable agreement with AMC, the network refused to let us continue carrying their programs.  We had agreed to pay reasonable rate increases, but AMC demanded much more in huge annual increases and requirements to carry and pay for additional channels that would be of little interest to our customers.  Agreeing to carry such channels would have required us to make use of our valuable network capacity, which would limit our ability to offer Internet services.  After AMC pulled its programming, we lost a few hundred video customers, but most of those customers continue to purchase broadband and phone from Shentel.  Unfortunately, customers lose out when programmers make unreasonable and unacceptable demands.  We continue to work for changes in the current rules regarding these programming disputes.  We still support efforts in Congress to mandate Video Choice, which would let customers receive and pay for only the channels they want.

Our Wireline segment [Slide 11] also experienced improved financial results during 2015, with growth in revenue from fiber network leases more than offsetting the continued decline of revenue from traditional local telephone access lines.  During the year, our sales team signed new fiber leases worth a total contract value of $22.0 million, a ten percent increase over the prior year, and helping grow lease revenues recorded in 2015 to $35.6 million.  In addition to providing a source of revenues and profits, our almost forty-six hundred route miles of fiber serve as the backbone of both our cable and wireless networks, helping us operate both more economically, and with a high degree of reliability.  We built a new fiber route in southern Pennsylvania and are now building a new route along Interstate 81 in Virginia from Harrisonburg to Roanoke.  We also continue to build fiber to tower sites as we expand and enhance this valuable asset.

Operating results in Wireless, our largest segment, set new records during 2015.  [Slide 12] We had solid growth of 8.6 percent in the number of post-paid customers, and in the fourth quarter of 2015 set a new record with the addition of almost 9,000 post-paid customers, an increase of 84 percent from the prior year’s fourth quarter.  We had a slight decline in our smaller pre-paid customer base, but ended the year with a total of over 455,000 wireless customers.  Sprint made significant improvements in their network, enhancing the experience of our customers who travel to Sprint’s metropolitan areas.  We also benefited from Sprint’s more aggressive marketing efforts following their network improvements.

Great results in our Wireless segment provide a solid foundation for our acquisition of nTelos and expansion of our relationship with Sprint. [Slide 13] This acquisition will be a very significant expansion of our wireless business, and will truly transform the size and scale of our company.  Since the August 2015 announcement, we have made good progress towards closing of the acquisition.  We have received necessary approvals from all government entities, with the last approval from the Federal Communications Commission just received last Friday.  We have in place the debt facility needed to finance the purchase and fund our planned capital expenditures.  Planning for the integration has also gone well.  We have made offers to approximately 300 employees for permanent positions at Shentel, and another 200 employees who will be required for varying lengths of time to assist with the transition.  Our teams have worked together to ensure a smooth handoff for continuing the upgrades of the nTelos network, and we have identified the best approach for migration of nTelos customers to the Sprint back office and billing systems.  At closing, nTelos customers will be able to continue use of their existing phones and price plans, and can then begin to take advantage of Sprint’s 4G capabilities and other improvements we’re making to the network.

As with past acquisitions and major capital initiatives, we will incur significant one-time costs which will impact short-term financial results.  The nTelos acquisition, and the investment it will require, represents the largest commitment of resources in our company’s history.  It is a highly attractive strategic acquisition [Slide 14] that will significantly enhance our scale and regional service offering, further solidifying Shentel as a premier wireless provider in the mid-Atlantic region, and making us the sixth-largest wireless carrier in the United States.  Earle will cover the highlights of the transaction when he gives his report later this morning.

Much work is still required to make this acquisition a success, but we remain extremely excited about the opportunity.  While the challenges are significant, the potential is also great.  The announcement of the transaction resulted in a large increase in our stock price, providing a very meaningful enhancement to shareholder value and putting the collective value of Shentel’s shares over one billion dollars.

Looking at the entire year, our stock price increased substantially, ending the year at a split-adjusted price of just over twenty-one and a half dollars.  This was an increase of 37.8 percent from the prior year-end close.  During the year, it reached a new all-time high closing price, closing at $25.34 in November 2015.  And just a couple of weeks ago, it set another all-time high when it closed at $27.70 on April 1st.

These are great increases in short periods of time, but the longer-term increases are also impressive.  [Slide 15] As shown on this chart from our Form 10-K filed with the Securities and Exchange Commission, our cumulative total shareholder return, assuming reinvestment of dividends, reflects a compounded annual rate of increase of 20.4 percent for the five-year period ending December 31, 2015.  This increase exceeded the comparison indexes for the NASDAQ US Index and the NASDAQ Telecommunications Index over the same period.

Let me give you a longer-term view of our stock performance.  Since its founding in 1902, one original share in the Farmers Mutual Telephone System of Shenandoah County is now represented by 17,280 shares of Shenandoah Telecommunications Company.  This chart [Slide 16] shows the past twenty years for both the split adjusted share price (on the left side scale) and the end of period value (on the right side) of what the one original Farmer Mutual share has become.  Twenty years ago, the one original mutual share had evolved into 1,440 shares of Shenandoah Telecommunications, and the stock was trading for about $19.00 at the end of 1997 for a total value of just over $27,000.  With subsequent splits and increases in our stock price, the one original share is now 17,280 shares of Shentel, and at a recent price of $26.50 per share, they represent a total investment value of over $450,000.

This chart also shows that our stock price doesn’t always go up, as you can see the decline from 2008 to 2011.  You’ll recall that this was the period we chose to continue investing for the future, during a time the country was in a bad economic downturn.  These investments have certainly paid off, as we were well positioned to handle the subsequent growth in demand for our services, and reaped the benefits of improving financial performance, which was then reflected in a growing stock price.

Big acquisitions and increasing stock prices make for good headlines, but long-term success comes from our ability to continue providing quality services and real value to customers.  We have met the challenges of the past, and are well-poised to meet those of the future.  Our focus has always been on making the best decisions for the long-term benefit of our shareholders, and that will continue to be a guiding principle for setting our long-term strategic direction and in making our day-to-day business decisions.  I appreciate the support shown by our shareholders as we work to increase the long-term value of your investment, and I am confident in the ability of your Board of Directors, management team, and our employees, to continue to do so.

I'll now ask Adele [Slide 17] to recap our financial results for 2015 and touch on some of the ways our financials will look very different in 2016.  Earle will then review our operational results and provide more details on the nTelos acquisition.

Financial Review – Adele Skolits

Thank you, Chris.  Chris gave you the highlights of our outstanding 2015 financial performance.  I’ll walk you through the components of our income statement to highlight the drivers that led to another successful year, and provide some additional perspective on the expected impact of the nTelos acquisition on our business.

This slide [Slide 18] shows how the three segments of our business have contributed to the overall growth in revenues in recent years.

In orange, you see the wireline segment’s revenues.  These revenues increased $4.4 million, or 7.0%, over 2014. Carrier access and fiber revenues grew $3.1 million as growth in fiber contracts was partially offset by favorable Universal Service program adjustments that were recorded in the first quarter of 2014. In addition, Wireline internet service revenue grew $1.2 million as customers upgraded to higher-speed plans.

The blue bars show the wireless segment’s revenues.  These revenues increased $1.4 million compared to 2014. Net prepaid service revenue increased $4.3 million, primarily due to 4.5% growth in average prepaid subscribers over 2014.  In addition, average revenue per prepaid subscriber grew as a result of the growing popularity of the higher rate Boost Mobile service plans. Net postpaid service revenues decreased $2.7 million.  While average postpaid customers grew by 6.7% in 2015, more customers chose to finance or lease their handsets.  The lower rates on the service plans associated with handset financing and leasing programs drove the average postpaid billing rates down.  However, as you’ll see in a moment, this drop in postpaid revenues was more than offset by a drop in the costs of subsidizing handsets.

The cable segment’s revenues are shown in the yellow bars. Cable segment revenue grew $13.0 million, primarily as a result of 5.4% growth in average subscriber counts and an increase in revenue per subscriber.  Internet service revenues alone generated $8.5 million of this growth, driven by a 9.7% increase in average customers and customers choosing higher-speed plans with higher monthly recurring charges.  Video revenues grew by $4.0 million.  This increase resulted from increasing video rates in order to recover the increased programming fees charged by our video content providers.  Voice revenues in the cable segment grew by $1.2 million due to 16.7% growth in average voice customers.

[Slide 19] This chart depicts the changes in the components of our operating expenses for the last 3 years.  In 2014, we’d just completed the planned investments in fourth generation technology in the Wireless segment.  This investment, and the other network improvements we made to offer a robust cable service, generated a substantial increase of 8.5% in the depreciation costs between 2013 and 2014.  Depreciation costs grew by another 7.3% in 2015 as we invested in adding additional data capacity to our network to meet customers' needs.  We held selling, general and administrative, or SG&A, costs in check with just a 2.5% increase in these costs between 2013 and 2014.  In 2015, these costs rose by nearly $7.0 million.  Half of this increase relates to costs associated with the pending acquisition of nTelos.  Increases in costs to support the prepaid services drove an additional $1.8 million of the SG&A cost increase in 2015.  The cost of goods and services sold increased by 3.7% between 2013 and 2014 to support the growth in the customer base and its growing data needs.  In 2015, these costs actually dropped by $8.4 million.  As I mentioned earlier, customers are choosing to finance or lease handsets, and, as a result, handset subsidies dropped by $10.9 million in 2015.  Both the revenues and expenses associated with financing and leasing handsets are Sprint’s responsibility.  These savings were partially offset by increased costs to support the network in 2015.

[Slide 20] The net result of all these items is growth in operating income of $12.2 million between 2014 and 2015.  The company’s focus on long term results, and its strong balance sheet, enabled us to make significant investments in fourth generation wireless technology, and in cable plant upgrades, which have allowed us to offer a robust triple play offering. These investments are now being rewarded with increases in wireless and cable subscribers.  The compound annual growth rate in operating income from 2011 to 2015 is 23.1%.

[Slide 21].  The growth in the operating income of the three segments of our business appears here.   The Cable segment achieved two significant milestones in 2015.  In shifting from an operating loss of $10.1 million in 2014 to operating income of $500 thousand in 2015, it produced $10.6 million, or the lion’s share of the growth in the company’s operating income.  The Wireless segment contributed another $5.1 million to the growth in operating income.  Finally, the Wireline segment’s operating income grew by $700 thousan.  Here, the loss of telephone and long distance customers was more than offset by the growth in enterprise and other commercial customers, and growth in the demand for high speed data.

 You can see our existing businesses are performing exceedingly well.  This is a great foundation for the acquisition of nTelos.  Let me review some of the important financial aspects of that acquisition. [Slide 22].  Its’ impact on the size and scale of this company’s operations is significant.  On this chart, you see the historical revenue of Shentel, and nTelos’ revenues for 2015.  We have a different business model with different accounting, however, this chart gives you a sense of the significant and transformative nature of this acquisition.  Transactions of this size and complexity require the services of lawyers, investment bankers, lenders, appraisers and other professional advisors.  We’ll incur severance costs for employees, and early termination fees on rental and backhaul of redundant cell sites.  We’ll also incur transitional costs while we continue to employ certain nTelos back office teams until those services are ultimately assumed by Sprint.  These non-recurring costs are estimated to be between $130 and $150 million.   As a result, we anticipate a very large operating loss in 2016.  While these initial one-time and transitional costs will be significant, over time, we expect to realize the long term returns of this acquisition, and greatly increase the company’s earnings and cash flow.

[Slide 23].  We are buying the stock of nTelos for $208 million.  At closing we’ll also be paying-off nTelos’ debt.  At the end of 2015 the outstanding debt of nTelos, net of the cash nTelos had available to assist with the pay-off, was $447 million.  Sprint has agreed to assist with the commitments Shentel is undertaking with this acquisition by reducing the fees that would otherwise be payable in the next five years or so by $225 million.  In addition, Sprint will acquire the outstanding customer accounts receivable, expected to be roughly $57 million.  So, net of taxes on these transactions, Sprint will be providing an additional $238 million in payments to offset the acquisition and upgrade costs.  After considering these payments, Shentel will be paying $417 million to acquire nTelos, or roughly 4.3 times nTelos’ 2015 cash flow of $96 million.  This is roughly half the level at which wireless companies are valued today.  Because the acquisition is funded exclusively with debt, without any dilution of your ownership in the company’s results, the increased value net of interest costs will flow to you as our investors. As Chris has pointed out, the value of our stock has increased significantly since we announced this transaction.  This is an indication that the stock market has anticipated the value that this acquisition adds for our shareholders.

As I mentioned, we are funding the transaction with borrowings.  [Slide 24].  57% of the borrowings are provided by Farm Credit Banks with whom we have a longstanding relationship, with the remainder coming from commercial banks.  Based on today’s variable interest rates, we expect to pay approximately 3.3% interest on these borrowings.  The expected rebate, or patronage, from some farm credit banks brings the net cost of borrowing below 3%.  The level of debt at closing is expected to be 2.9 times the earnings defined in our credit agreement.  This is still about 20% less than the average for the telecommunications industry.

I’ll now turn the podium over to Earle now.  [Slide 25] Thank you.

Operations Review – Earle MacKenzie

Thanks Adele.  Good Morning.

As Chris and Adele have shared, your company had a great year.  (Slide 26)  We added 24,645 additional postpaid subscribers in 2015, bringing our total postpaid wireless customers to 312,512.  We had the best fourth quarter ever with almost 9,000 net postpaid additions.  Due to the large investments we made back in 2012 and 2013 the quality of our network is the best ever.  As a result, in 2015 we had historically low churn at 1.47%.  Another way we evaluate our performance is to look at the number of customers that we take from Verizon, AT&T and T-Mobile compared to the number of customers they take from us.  In 2015, we took over 2 customers from these larger competitors for every one we lost.

Here (Slide 27 I am showing the fourth quarter monthly gross billed revenue per user for the past three years.  At first glance, the numbers look alarming with a drop of $6.25 between 2014 and 2015.  This has been a trend throughout the wireless industry, with our monthly billed revenue still among the highest.  The primary reason for the decline started in 2013 when the industry began moving away from providing subsidized phones and customers started paying the full price for a phone.  An iPhone that actually costs us $600 or more was being sold to customers for $199.  To recoup the difference, we were charging the customer a higher monthly fee for service over a two year contract.  With the customer paying for his phone, Shentel, along with the rest of the industry, has lowered the service pricing.  The customer’s total bill may not have changed that much, but it is now in two pieces.  Before he was paying $80 dollars for service which included the phone subsidy and today he is paying $25 for the phone and $55 for service totaling the same $80.  Our profitability has actually improved since we are no longer subsidizing the phones.

That is not to say there have been no price reductions over the past few years.  Whenever you have an industry that is approaching full adoption, with virtually everyone having a cell phone, you will see promotions and price reductions to encourage customers to switch.  You recall that I just mentioned that we were taking two customers from our competitors for every one we lost.  The price reductions have come in two flavors, either as an absolute reduction in the price of service, or giving the customer more usage at the same price.  We believe these promotions and price reductions will continue for several more quarters, but expect that as data usage continues to grow, the average billed revenue will stop decreasing and begin to increase.

Moving to prepaid, (Slide 28) you see that we lost 2,322 net prepaid subscribers in 2015.  Under the surface we had a significant shift from lower revenue Virgin Mobile and Assurance (which is the government subsidized service), to the higher revenue Boost brand.  The shift resulted in a more profitable prepaid business.

The impact of the shift (Slide29) from Virgin Mobile and Assurance to Boost is shown on this slide.  You see that the average monthly prepaid billed revenue increased over $2 between the fourth quarter 2014 and 2015.  On an annualized basis, the increase in billed revenue represents almost $3.5 million of additional prepaid revenue.

We have shown you this slide before (Slide 30).  Here I am comparing our wireless result for 2015 with the other wireless competitors’ national statistics.  The comparison can be misleading.   For example, our penetration rate in our Quad States region, between Harrisonburg, VA and Chambersburg, PA, is almost 35%.  We don’t have statistics for Verizon and AT&T for that area, but we have a dominant market share.    You see that our percentage growth was 5.2%, and our overall penetration is 20.5%.  Penetration is calculated by taking the number of subscribers divided by the population your network covers.  Some of the competitors’ growth percentages are misleading since the industry counts a tablet, which generates about $15 per month in service revenue, the same as a phone user that generates about $60 per month.  Along with T-Mobile, we were the only other wireless company whose growth in subscribers was due to adding higher revenue phone growth rather than tablets.  This is a case of quality vs. quantity.

Moving to our cable results, (Slide 31), we continue to add cable revenue generating units or RGUs.  Each service, video, Internet or voice is an RGU.    We added 4,355 net RGUs in 2015, for a year-end total of over 126 thousand RGUs.  The number of customers grew by 1,436 to 72,734, so we are being successful at selling multiple services to our customers.  We saw a continuation of the industry trend of strong growth in Internet and voice, but a loss of video subscribers as customers, particularly younger consumers, are getting their video from other sources such as Netflix and You Tube rather than traditional cable service.

Actually we are okay with the shift.  Being a midsize cable operator, our video content costs are very high.  We spend over 60% of the revenue we collect for video on the content.  That doesn’t leave much to pay to operate the network, take care of the customer and generate a profit.  On the flip side, because we control our fiber backbone network and have a phone switch we share with the local phone company, our margins on the Internet and phone services are very good.  This shift of services from video to the Internet was the primary reason for the cable segment becoming profitable in 2015.

On this slide (Slide 32) I am showing the average monthly revenue per cable customer. Our average customer purchases 1.75 services from Shentel.  Between the fourth quarter of 2014 and 2015, the average revenue increased $12.36.  The increase was primarily due to a video price increase we had in January to pass on the increase in programming costs and the customers buying larger Internet packages.

In 2015, we implemented data allowances or caps which impact about 5% of our Internet customers.  These Internet customers are using a disproportionate amount of network capacity, which causes us to make additional capital expenditures.  To help fund these expenditures, they are charged for usage over their service plan data allowance.

Taking a historical perspective, (Slide 33) I am showing the number of homes passed with each service and the percentage of those homes that purchase our cable services for the past 5 years.  You clearly see the trends I spoke of earlier with the decrease in video subscribers, but a dramatic increase in both Internet and Voice users.  We now have more voice customers in our cable segment than we have in our regulated telephone company here in the county.  On the far right of the slide are the average penetration by service for the 10 cable companies that are most similar in size to our cable operations.  You see that we compare very favorably.

You may have seen the announcement early in January that Shentel purchased Colane Cable.  Colane is adjacent to our existing cable markets in southern West Virginia.  We paid $2.4 million and will spend about $8 million to upgrade the network.  The Colane network passes over 8,000 homes.  As of December 31, Colane had a total of 5006 RGUs, with 3,299 video RGUs, 1,405 Internet RGUs and 302 Voice RGUs.  These RGUs are not included in our 2015 year end RGU count.

In late 2015, we made some significant changes in our telephone operations here in Shenandoah county.(Slide 34)  We have been upgrading and testing our cable network and began offering higher speed Internet service, up to 101 Mbps on October 1st.  As of year-end, 420 customers had signed up for the new cable Internet service.  At the same time, we no longer required customers to have a phone line to sign up for DSL or cable modem Internet service.  The majority of telephone companies, such as Verizon or CenturyLink, still require a voice line or charge a significant premium for the Internet service without companion voice service.  We think it is the correct long-term decision to do neither.  For the year, we lost 1360 access lines of which 1346 were lost in the fourth quarter.  Of the 1346 access lines lost since October 1st, virtually all of them remained Internet customers and are likely using their wireless phone for voice.

This slide (Slide 35) shows the amount we have invested in our networks for the past three years and our estimate for 2016.  As you recall, 2013 was the final year of upgrading our wireless and cable networks, spending $101 million.  Over the past two years, we had no similar major projects, so capital expenditures were $68 million and $74 million.

Looking forward to 2016, we have our largest capital budget in Shentel’s history, a total of $218.5 million.  56% or $122 million of the planned expenditures for 2016 are for the nTelos network.  Over the next two years we will invest about $240 million in the nTelos network.  The plans call for Shentel to complete the 4G LTE upgrade that nTelos has underway.  We will add more capacity to sites they have already upgraded, and will build more than 200 additional cell sites to improve the coverage and bring the quality of that network on par with our existing wireless network.

In 2016, we will spend approximately $22 million on maintaining existing networks, $24 million on increasing the capacity of the existing networks, $37 million expanding our networks, including a new fiber route between Harrisonburg and Roanoke, Virginia and $13 million is for success based projects.  We will only spend those monies if we generate new revenue opportunities, such as new fiber contracts.

Before I conclude, I would like to provide you some additional details on our pending acquisition of nTelos. Detailed planning and preparations have been underway for more than eight months and your management team is confident that we are prepared to integrate nTelos into Shentel with a minimal impact on customers. (Slide 36)  Chris showed you this map earlier that depicts how our existing network fits nicely with the nTelos service areas.   Our existing network is the light green at the top.  The dark green is where we overlap the nTelos network.  We will decommission the duplicate network in the overlap area.  The blue is the additional coverage we will have by acquiring the nTelos network.

I want to highlight the overlap the nTelos network has with our cable properties, shown in orange on the map.  Also depicted are the fiber assets we already have in southern Virginia and West Virginia.  Over the next 5 years, as the existing contracts for fiber backhaul to the towers expire, we will be able to share the fiber network and build to hundreds of tower sites, thereby saving approximately $24,000 per site per year in backhaul costs.  We are sharing office and warehouse space with the cable operations from day one.

As a result of this transaction, we not only pick up the nTelos customers, but we also get the Sprint customers in the blue area.  Sprint doesn’t have a network and was purchasing capacity off of the nTelos network.  Even though Sprint doesn’t have a network, they do have 7 stores, employees and large retailers like Walmart and Best Buy selling Sprint service.

(Slide 37)  This slide gives you an idea of our new combined wireless operations.   We have 550 cell sites.  nTelos has 1008.  Because there are overlapping networks, once we decommission the duplicates, we will have 1411 cell sites.  The total population in the markets or counties we are authorized to serve is 2.4 million.  The similar number for nTelos is 4.4 million.  The number of people we actually cover with our network is 2.2 million or 91%.  The current nTelos network is not nearly as dense or extensive, so they cover approximately 3.1 million or 70% of the authorized population.  Since Sprint uses the nTelos network, their population statistics are the same.  After combining the two networks and eliminating the overlapping areas, we will have 5.4 million Market POPs and 4.3 million Covered POPs.

As of yearend 2015, we had a total of 455 thousand subscribers, nTelos had 302 thousand and Sprint 278 thousand in the nTelos service territory, so upon closing the deal we will have over 1 million wireless subscribers, making Shentel the sixth largest wireless company in the United States.

Currently, Shentel has approximately 700 employees.  We will hire 60 Sprint employees and 300 nTelos employees for permanent positions, primarily working in the retail stores.  Another 200 nTelos employees will work for us up to 20 months on a non-permanent basis to assist with the integration.  We will continue to keep nTelos office space in Waynesboro for wireless staff, but the majority of the new employees will be located in the 40 newly and currently branded Sprint stores throughout the new service area.

We are very excited about the opportunity this transaction has to create significant shareholder value.  For the next 18 months there will be lots of one-time expenses and work to upgrade the network, migrate the customers to the Sprint billing system, and to integrate the employees and rebrand the stores; but, once these efforts are substantially complete at the end of 2017, we will be well positioned.  We will have the most extensive coverage and more points of distribution than any of our competitors.  That should position Shentel to be able to accelerate the growth and profitability of our wireless segment.

Thank you.  I will now turn the podium back to Chris.